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                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                            COMPASS BANCSHARES, INC.


                                       AND

                         WESTERN MANAGEMENT CORPORATION



                          Dated as of October 18, 2000











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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                                                                                                (C)
ARTICLE I. THE MERGER.............................................................................................1
         SECTION 1.1           The Merger.........................................................................1
         SECTION 1.2           Effective Time.....................................................................1
         SECTION 1.3           Certain Effects of the Merger......................................................1
         SECTION 1.4           Articles of Incorporation and By-Laws..............................................2
         SECTION 1.5           Directors and Officers.............................................................2
         SECTION 1.6           Conversion of Shares...............................................................2
         SECTION 1.7           Registration of the Compass Common Stock...........................................3
         SECTION 1.8           Closing............................................................................3
         SECTION 1.9           Modification of Structure..........................................................3
ARTICLE II. EXCHANGE OF SHARES....................................................................................3
         SECTION 2.1           Exchange of Shares.................................................................3
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................5
         SECTION 3.1           Organization and Qualification.....................................................5
         SECTION 3.2           Company Capitalization.............................................................5
         SECTION 3.3           Other Securities...................................................................5
         SECTION 3.4           Authority Relative to the Agreement................................................5
         SECTION 3.5           No Violation.......................................................................6
         SECTION 3.6           Consents and Approvals.............................................................6
         SECTION 3.7           SEC Status; Securities Issuances...................................................7
         SECTION 3.8           Financial Statements...............................................................7
         SECTION 3.9           Absence of Certain Changes.........................................................7
         SECTION 3.10          Company Indebtedness...............................................................8
         SECTION 3.11          Litigation.........................................................................8
         SECTION 3.12          Tax Matters........................................................................8
         SECTION 3.13          Employee Benefit Plans............................................................10
         SECTION 3.14          Leases, Contracts and Agreements..................................................10
         SECTION 3.15          Related Company Transactions......................................................10
         SECTION 3.16          Compliance with Laws..............................................................10
         SECTION 3.17          Insurance.........................................................................10
         SECTION 3.18          Fiduciary Responsibilities........................................................10
         SECTION 3.19          Patents, Trademarks and Copyrights................................................11
         SECTION 3.20          Real Property.....................................................................11
         SECTION 3.21          Regulatory Actions................................................................11
         SECTION 3.22          Title to Properties; Encumbrances.................................................11
         SECTION 3.23          Shareholder List..................................................................11
         SECTION 3.24          Takeover Laws.....................................................................11
         SECTION 3.25          Employee Stock Options............................................................11
         SECTION 3.26          Accounting Matters................................................................11
         SECTION 3.27          Representations Not Misleading....................................................12
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF COMPASS............................................................12
         SECTION 4.1           Organization and Authority........................................................12

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

                                                                                                                (C)
         SECTION 4.2           Authority Relative to Agreement...................................................12
         SECTION 4.3           Financial Reports.................................................................13
         SECTION 4.4           Capitalization....................................................................14
         SECTION 4.5           Consents and Approvals............................................................14
         SECTION 4.6           Availability of Compass Common Stock..............................................14
         SECTION 4.7           Regulatory Actions................................................................14
         SECTION 4.8           Takeover Laws.....................................................................14
         SECTION 4.9           Accounting Matters................................................................14
         SECTION 4.10          Litigation........................................................................14
         SECTION 4.11          Absence of Certain Changes........................................................15
         SECTION 4.12          Representations Not Misleading....................................................15
ARTICLE V. COVENANTS OF THE COMPANY..............................................................................15
         SECTION 5.1           Affirmative Covenants of the Company..............................................15
         SECTION 5.2           Negative Covenants of the Company.................................................16
ARTICLE VI. ADDITIONAL AGREEMENTS................................................................................18
         SECTION 6.1           Access To, and Information Concerning, Properties and Records.....................18
         SECTION 6.2           Filing of Regulatory Approvals....................................................18
         SECTION 6.3           Miscellaneous Agreements and Consents.............................................18
         SECTION 6.4           Best Good Faith Efforts...........................................................18
         SECTION 6.5           Exclusivity.......................................................................18
         SECTION 6.6           Public Announcement...............................................................19
         SECTION 6.7           Exchange Agreement................................................................19
         SECTION 6.8           Director and Officer Indemnification..............................................19
         SECTION 6.9           Certain Tax Matters...............................................................20
ARTICLE VII. CONDITIONS TO CONSUMMATION OF THE MERGER............................................................21
         SECTION 7.1           Conditions to Each Party's Obligation to Effect the Merger........................21
         SECTION 7.2           Conditions to the Obligations of Compass and Merger Sub to Effect the Merger......21
         SECTION 7.3           Conditions to the Obligations of the Company to Effect the Merger.................23
ARTICLE VIII. TERMINATION; AMENDMENT; WAIVER.....................................................................23
         SECTION 8.1           Termination.......................................................................23
         SECTION 8.2           Effect of Termination.............................................................24
         SECTION 8.3           Amendment.........................................................................24
         SECTION 8.4           Extension; Waiver.................................................................24
ARTICLE IX. SURVIVAL.............................................................................................25
         SECTION 9.1           Survival of Representations and Warranties........................................25
ARTICLE X. MISCELLANEOUS.........................................................................................25
         SECTION 10.1          Expenses..........................................................................25
         SECTION 10.2          Brokers and Finders...............................................................25
         SECTION 10.3          Entire Agreement; Assignment......................................................25
         SECTION 10.4          Further Assurances................................................................25
         SECTION 10.5          Enforcement of the Agreement......................................................26
         SECTION 10.6          Severability......................................................................26
         SECTION 10.7          Notices...........................................................................26
         SECTION 10.8          Governing Law.....................................................................27
         SECTION 10.9          Descriptive Headings..............................................................27

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

                                                                                                                (C)
         SECTION 10.10         Parties in Interest...............................................................27
         SECTION 10.11         Counterparts......................................................................27
         SECTION 10.12         Incorporation by References.......................................................27
         SECTION 10.13         Certain Definitions...............................................................28

ATTACHMENTS

         EXHIBITS

             A.   Pooling Transfer Restrictions Agreement

             B.   Exchange Agent Agreement

             C.   Pooling of Interest Criteria

             D.   Opinion of Counsel for the Company

             E.   Opinion of Counsel for Compass and Merger Sub

             F.   Representations Certificate

             G.   Release

             H.   Release

             I.   Officers with Knowledge





                                       iv
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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of October 18, 2000, by and between Compass Bancshares, Inc., a Delaware corporation ("Compass"), and Western Management Corporation, a Nebraska corporation ("Company").

         WHEREAS, Compass desires to affiliate with the and the Company desires to affiliate with Compass in the manner provided in this Agreement; and

         WHEREAS, Compass and the Company believe that the Merger (as defined herein) of the Company with an existing or to-be-formed subsidiary ("Merger Sub") of Compass incorporated under the laws of the State of Nebraska, to be added as a party to this Agreement after the date hereof, in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders; and

         WHEREAS, the respective boards of directors of the Company and Compass have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Nebraska Business Corporation Act (the "NBCA"), Merger Sub shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease. Compass shall not be deemed a party to the Merger for the purposes of Section 21-20,133 of the NBCA.

         SECTION 1.2 EFFECTIVE TIME. The Merger shall be consummated by the filing by the Nebraska Secretary of State of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the NBCA, and by the issuance of a Certificate of Merger by the Secretary of State of Nebraska. (The date of such issuance and filing or such other time and date as may be specified in the Articles and Certificate of Merger shall be the "Effective Time").

         SECTION 1.3 CERTAIN EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 21-20,133 of the NBCA.

         SECTION 1.4 ARTICLES OF INCORPORATION AND BY-LAWS. The Articles of Incorporation and the By-Laws of the Company, in each case as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

         SECTION 1.5 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub at the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         SECTION 1.6 CONVERSION OF SHARES.

         (a) Each share of the Company's common stock, par value $1.00 per share ("Company Common Stock" or "Shares"), issued and outstanding immediately prior to the Effective Time ("Common Shares Outstanding"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such Share. For the purposes of determining the number of Shares issued and outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares which is in effect or outstanding prior to the Effective Time. At the Closing the Company shall calculate and certify to Compass the Common Shares Outstanding.

         (b) In consideration for the Merger, Compass will issue to the holders of shares of Company Common Stock held immediately prior to the Effective Time an aggregate number of shares of Compass Common Stock, par value $2.00 per share ("Compass Common Stock"), equal to the quotient of (i) 147,040, divided by (ii) the average closing sales price (the "Average Closing Price") of the Compass Common Stock for the twenty days of trading preceding the fifth trading day prior to the day of Closing (as defined in Section 1.8 below). In the event the Average Closing Price would result in the number of shares of Compass Common Stock to be issued in the Merger to be greater than 9,000, Compass will issue to the holders of Company Common Stock and the Company and the holders of Company Common Stock will accept an aggregate number of shares of Compass Common Stock equal to 9,000. The number of shares of Compass Common Stock to be exchanged for each Share, respectively, shall be adjusted appropriately to reflect any stock dividends or splits with respect to Compass Common Stock, where the record date or payment occurs prior to the Effective Time.

         (c) Compass will not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass shall pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the Average Closing Price.

         (d) Each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into 750 shares of common stock of the Surviving Corporation.



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


         SECTION 1.7 REGISTRATION OF THE COMPASS COMMON STOCK.

         (a) Compass agrees to prepare a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") covering the resale of Compass Common Stock to be issued in the Merger. Compass agrees to file the Registration Statement as soon as practicable after the Closing and in no event later than 30 days after the Closing. Compass shall keep the Registration Statement effective for as long as the holders of Shares own the Compass Common Stock issued in the Merger or until such shareholders may sell the Compass Common Stock pursuant to Rule 144(k) of the Securities Act of 1933, as amended (the "Securities Act"), or any successor rule, whichever is earlier. Notwithstanding anything herein to the contrary, the provisions of this
Section 1.7 shall survive the Closing indefinitely.

         (b) Within 30 days after the date hereof, the Company shall enter into and cause each Company shareholder who is an "affiliate" (as defined in SEC Rule
405) of the Company to enter into with Compass a written agreement in substantially the form of Exhibit A attached hereto.

         SECTION 1.8 CLOSING. Upon the terms and subject to the conditions hereof, as soon as practicable after the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, the Company and Merger Sub shall execute and deliver the Articles of Merger, as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective; provided, however, that the Effective Time shall not occur prior to January 1, 2001, unless otherwise agreed. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the office of Locke Liddell & Sapp LLP in Houston, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

         SECTION 1.9 MODIFICATION OF STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, Compass may elect with the prior written consent of the Company (such consent not to be unreasonably withheld), subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) the consideration to be paid to holders of Company Common Stock under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification, and (ii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals,. In the event of such election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

                                  ARTICLE II.

                               EXCHANGE OF SHARES

         SECTION 2.1 EXCHANGE OF SHARES.

         (a) At or prior to the Effective Time, pursuant to an exchange agent agreement in substantially the form attached hereto as Exhibit B (the "Exchange Agreement"), Compass shall (i) deposit with Continental Stock Transfer and Trust Company (the "Exchange Agent") the


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shares of Compass Common Stock in the amounts provided in Section 1.6 to effect the exchange of Compass Common Stock for certificates formerly representing shares of Company Common Stock; and (ii) deposit or cause to be deposited with the Exchange Agent, prior to the Effective Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Compass Common Stock pursuant to Section 1.6 hereof (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions jointly given by the Company and Compass, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of Shares in accordance with Section 2.2(b). The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

         (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of an outstanding certificate or certificates which as of the Effective Time represented Shares (the "Certificates"), a form letter of transmittal approved by the Company and Compass (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in Section 1.6 hereof, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Compass Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

         (c) After the Effective Time, the stock transfer ledger of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to such time of filing. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Article II.

         (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Compass, and the holders of Shares not theretofore presented to the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such shares.


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

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the representations and warranties set forth in this Article III to Compass. The Company will deliver to Compass a disclosure memorandum ("Company Disclosure Memorandum") referred to in this Article III on or prior to October 27, 2000. The Company agrees at the Closing to provide Compass and Merger Sub with a supplemental memorandum reflecting any changes thereto between the date of the Company Disclosure Memorandum and the date of the Closing.

         SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Company is a Nebraska corporation and is duly organized, validly existing and in good standing under the laws of the State of Nebraska. The Company has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. The Company does not own or control any Affiliate (as defined in Section 3.15).
Section 3.1 of the Company Disclosure Memorandum contains true and correct copies of the Articles of Incorporation or Association and Bylaws of the Company, with all amendments thereto. The nature of the business of the Company and its activities, as currently conducted, do not require it to be qualified to do business in any jurisdiction other than the State of its organization.

         SECTION 3.2 COMPANY CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists solely of 100,000 shares of Company Common Stock, of which 750 shares are issued and outstanding and no shares are subject to options, and none of which are held in treasury. There are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Company to purchase or otherwise acquire any security of or equity interest in the Company. There are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Company to issue any shares of the Company, or to the knowledge of the Company, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the Shares that have been issued have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. There are no restrictions applicable to the payment of dividends on the Shares except pursuant to the NBCA and all dividends declared prior to the date hereof have been paid.

         SECTION 3.3 OTHER SECURITIES. The Company does not have any Subsidiaries. Set forth in Section 3.3 of the Company Disclosure Memorandum hereto is a list of all equity ownership (including, without limitation, any partnership or joint venture interest) by the Company for the account of the Company in any other person (the "Other Securities"). The Company owns each Other Security free and clear of any lien, encumbrance, security interest or charge. The Other Securities represent less than five percent of the outstanding equity securities of each such person.

         SECTION 3.4 AUTHORITY RELATIVE TO THE AGREEMENT. The Company has full corporate power and authority and no further proceedings on the part of the Company are


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necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby which have been duly and validly authorized by its Board of Directors and by the Company's shareholders. This Agreement has been duly executed and delivered by the Company and is a duly authorized, valid, legally binding and enforceable obligation of the Company, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies and other governmental authorities having authority over the Company as may be required by statute or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the Articles of Incorporation or By-Laws of the Company.

         SECTION 3.5 NO VIOLATION. Neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System ("FRB"), the Nebraska Department of Banking and Finance (the "Department") and the Alabama Superintendent of Banks ("Superintendent") and the expiration or early termination of the waiting period under the HSR Act (as defined in Section 10.13(d)), will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Company or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Company pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Company is a party or by which any of its assets or properties are subject or bound. There are no proceedings pending or, to the knowledge of the Company, threatened, against the Company or involving the Shares, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Compass or Merger Sub upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of the Company will not be terminated or impaired by reason of the execution, delivery or performance by the Company of this Agreement or consummation by the Company of the transactions contemplated hereby, assuming the receipt of required regulatory approvals.

         SECTION 3.6 CONSENTS AND APPROVALS. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, except the filing of the Articles of Merger under the NBCA, the Certificate of Merger, such approvals as may be required from the SEC, the FRB, the FDIC, the Department, the Superintendent and holders of Shares under the NBCA and the expiration or early termination of the waiting period under the HSR Act.

         SECTION 3.7 SEC STATUS; SECURITIES ISSUANCES. All issuances of securities by the Company have been registered under the Securities Act, the Securities Acts of the States of Nebraska, and all other applicable laws or were exempt from any such registration requirements.

         SECTION 3.8 FINANCIAL STATEMENTS. The Company has provided Compass with a true and complete copy of the unaudited balance sheets of the Company as of December 31, 1999 and 1998, and the related income statements for the years then ended (such balance sheets and related income statements are collectively referred to herein as the "Financial Statements"). The Financial Statements of the Company, fairly present the financial position of the Company as of the dates thereof and the results of operations for the periods then ended, in conformity with Generally Accepted Accounting Principles ("GAAP") applied on a basis consistent with prior periods, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of the Company. The Company does not have any liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Company will provide Compass with the unaudited balance sheets of the Company as of the end of each month hereafter, prepared on a basis consistent with prior periods. The Company has no off balance sheet liabilities associated with financial derivative products or potential liabilities associated with financial derivative products.

         SECTION 3.9 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Section 3.9 of the Company Disclosure Memorandum or as permitted under this Agreement, since July 31, 2000 (the "Balance Sheet Date") the Company has not:

         (a) made any amendment to its Articles of Incorporation or Association or Bylaws or changed the character of its business in any material manner;

         (b) suffered any Material Adverse Effect (as defined in Section 10.13(b));

         (c) entered into any agreement, commitment or transaction except in the ordinary course of business;

         (d) incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise), except in the ordinary course of business;

         (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent), except in the ordinary course of business;

         (f) canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets, except in the ordinary course of business;

         (g) except for regular salary increases granted in the ordinary course of business and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer, or employee or adopted any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan, program or agreement maintained by the Company, for the directors, employees or former employees of the Company ("Employee Benefit Plan");

         (h) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities;

         (i) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person;

         (j) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

         (k) made any or acquiesced with any change in any accounting methods, principles or practices except changes required by changes in GAAP;

         (l) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business; or

         (m) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section
3.9 in the future so that any such representation would not be true in all material respects as of the Closing.

         SECTION 3.10 COMPANY INDEBTEDNESS. The Company has no indebtedness, other than trade payables in the ordinary course of business.

         SECTION 3.11 LITIGATION. There are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Company, threatened against the Company or involving any of its properties or assets, at law or in equity or before or by any foreign federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Company will notify Compass immediately in writing of any Proceedings against the Company.

         SECTION 3.12 TAX MATTERS. The Company has duly and timely filed all tax returns that they were required to file (the "Filed Returns"). All such Filed Returns were correct and complete in all material respects. The Company has paid, or has established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. The Company is not currently the beneficiary of any extension of time within which to file any tax return. The Company has no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. There are no liens for any taxes on any assets of the Company except for liens for taxes not yet due. The Company has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Company. Section 3.12 of the Company Disclosure Memorandum contains a copy of each Filed Return relating to periods beginning on and after January 1, 1997 and each amended return filed for any period for which statutory periods of limitation have not expired. The Company has not filed any Internal Revenue Service ("IRS") Forms 1139 (Application for Tentative Refund). There are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Company, nor are there any outstanding agreements, or waivers extending the statutory period of limitation applicable to any tax assessment or deficiency against the Company. The Company has withheld and paid over all taxes to the proper governmental authorities all amounts required to be so withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company is neither obligated to make any payments nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has never agreed to make, nor is the Company required to make any adjustment under Section 481(a) of the Code by reason of a change in the method of accounting or otherwise. The Company has not, with regard to any assets held, acquired or to be acquired, filed a consent to the application of Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company (i) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) does not have any liability for the taxes of any person (other than any of the Company) under Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. There has not been an ownership change, as defined in Section 382(g) of the Code, of the Company that occurred during or after any taxable period in which the Company incurred an operating loss that carries over to any taxable period ending after the fiscal year of the Company immediately preceding the date of this Agreement. The Company (and any predecessor of the Company) has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since February 1, 1984, and the Company will be an S corporation up to and including the Closing Date. Section 3.13 of the Company Disclosure Memorandum sets forth the Company's Liability under Section 1374 of the Code if its assets were sold for their fair market value as of the Closing Date. The Company has not in the past ten years, (i) acquired assets from any corporation in a transaction in which the Company's tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

         SECTION 3.13 EMPLOYEE BENEFIT PLANS. The Company has no employee other than Joel H. Wiens. The Company does not sponsor, maintain, contribute to, or participate in any employee benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or employee pension benefit plans (as defined in Section 3(2) of ERISA).

         SECTION 3.14 LEASES, CONTRACTS AND AGREEMENTS. The Company is not a party to or bound by any lease, sublease, license, contract, instrument, and agreement which is not month-to-month. All rent and other payments by the Company are current, there are no existing defaults by the Company under any lease, sublease, license, contract, instrument, or agreement and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. The Company has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

         SECTION 3.15 RELATED COMPANY TRANSACTIONS. Except as set forth in
Section 3.15 of the Company Disclosure Memorandum, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates. The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         SECTION 3.16 COMPLIANCE WITH LAWS. The Company is not in default in respect to or is in violation of (i) any judgment, order, writ, injunction or decree of any court or (ii) in any material respect, any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local; and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Company. The Company has all permits, licenses, and franchises from governmental agencies required to conduct its businesses as it is now being conducted.

         SECTION 3.17 INSURANCE. The Company has in effect the insurance coverage (including fidelity bonds) described in Section 3.17 of the Company Disclosure Memorandum and has had similar types of insurance in force for the last 5 years. There have been no claims under such bonds within the last 5 years and the Company is not aware of any facts which would form the basis of a claim under such bonds. The Company does not have any reason to believe that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms. Section 3.17 of the Company Disclosure Memorandum contains true and accurate copies of the policies and declaration pages evidencing such insurance coverage.

         SECTION 3.18 FIDUCIARY RESPONSIBILITIES. The Company does not act as a trustee, custodian, guardian or as an escrow agent.

         SECTION 3.19 PATENTS, TRADEMARKS AND COPYRIGHTS. The Company does not require the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Company.

         SECTION 3.20 REAL PROPERTY. Other than leasing space owned by Firstate Bank, Kimball, Nebraska, the Company has never owned, operated, leased or managed in any manner any real property, including, without limitation, any property acquired by foreclosure or deed in lieu thereof and property now held as security for a loan or other indebtedness by the Company or property currently proposed as security for loans or other credit the Company is currently evaluating whether to extend or has committed to extend.

         SECTION 3.21 REGULATORY ACTIONS. There are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company by or before any nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. The Company is not subject to a formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over such entity.

         SECTION 3.22 TITLE TO PROPERTIES; ENCUMBRANCES. Except for such encumbrances arising by operation of law, the Company has unencumbered, good, legal, and indefeasible title to all its properties and assets, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of for fair market value in the ordinary course of business since the date of the Financial Statements. The Company has made available to Compass all of the files and information in the possession of the Company concerning such properties, including any title exceptions which might affect indefeasible title or value of such property. The Company holds good and legal title or good and valid leasehold rights to all assets that are necessary for it to conduct its businesses as they are currently being conducted.

         SECTION 3.23 SHAREHOLDER LIST. Joel H. Wiens is the sole shareholder of the Company.

         SECTION 3.24 TAKEOVER LAWS. This Agreement and the Merger contemplated hereby are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state applicable to the Company or any of its Subsidiaries.

         SECTION 3.25 EMPLOYEE STOCK OPTIONS. There are no Company employee stock option plans or provisions in any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company.

         SECTION 3.26 ACCOUNTING MATTERS. Neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

         SECTION 3.27 REPRESENTATIONS NOT MISLEADING. No representation or warranty by the Company in this Agreement, nor any written statement, summary, exhibit or schedule furnished to Compass or Merger Sub by the Company or its Subsidiaries under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF COMPASS

      Compass hereby makes the representations and warranties set forth in this Article IV to the Company.

         SECTION 4.1 ORGANIZATION AND AUTHORITY.

         (a) Compass is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

         (b) Compass is a financial holding company under the Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Compass is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification where it owns or leases properties or conducts business.

         SECTION 4.2 AUTHORITY RELATIVE TO AGREEMENT. Compass has full corporate power and authority and no further corporate proceedings on the part of Compass are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Compass' Board of Directors. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. Compass is not in violation of or default under its Certificate of Incorporation or By-Laws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Compass or any of its Subsidiaries, the violation or breach of which could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole. Except as set forth in Section 4.2 of the disclosure memorandum provided by Compass to the Company ("Compass Disclosure Memorandum"), neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the OCC, the FRB, the FDIC, the Commissioner and the Superintendent and the expiration or early termination of the waiting period under the HSR Act will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass, or (ii) be in conflict with, result in a breach or termination of any provision of, cause acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass is a party or by which any of its assets or properties are bound. Except as set forth in Section 4.2 of the Compass Disclosure Memorandum, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Company on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Section 4.2 of the Compass Disclosure Memorandum, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

         SECTION 4.3 FINANCIAL REPORTS. Compass has previously furnished the Company a true and complete copy of (i) the 1999 Annual Report to Shareholders, which Report (the "Compass 1999 Annual Report") includes, among other things, consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1999 and 1998, the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997 and
(ii) Compass' quarterly reports on Form 10-Q for the quarters ended March 31, and June 30, 2000 (the "Quarterly Reports") which reports includes among other things unaudited balance sheets of Compass and its Subsidiaries as of March 31, and June 30, 2000, and the related unaudited consolidated statements of income and cash flows for the three and six-month periods ending March 31, and June 30, 2000 and 1999. The financial statements contained in the Compass 1999 Annual Report and such Quarterly Reports have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated balance sheets of Compass and its subsidiaries as of December 31, 1999 and 1998 contained in the Compass 1999 Annual Report fairly present the consolidated financial condition of Compass and its Subsidiaries as of the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The unaudited consolidated financial statements of Compass and its Subsidiaries as of March 31, and June 30, 2000, contained in Compass' Quarterly Reports, fairly present the financial condition, the results of operations and changes in cash flows thereof as of such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this Section
4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1999 Annual Report or Compass' Quarterly Reports is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.4 CAPITALIZATION. The shares of Compass Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of July 31, 2000, Compass had 120,899,291 shares of common stock, $2.00 per share par value, issued and outstanding. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby.

         SECTION 4.5 CONSENTS AND APPROVALS. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass in connection with the execution, delivery and performance by Compass of this Agreement and the transactions contemplated hereby or the resulting change in control of the Company and its Subsidiaries, except the filing of Articles of Merger under the NBCA, and such approvals as may be required from the SEC, the FRB, the Department, the Superintendent and the FDIC and the expiration or early termination of the waiting period under the HSR Act.

         SECTION 4.6 AVAILABILITY OF COMPASS COMMON STOCK. Compass has available a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration, and Compass will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration.

         SECTION 4.7 REGULATORY ACTIONS. Neither Compass nor any of its Subsidiaries have taken any action or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval by Compass of the Merger or the other transactions contemplated by this Agreement.

         SECTION 4.8 TAKEOVER LAWS. This Agreement and the Merger contemplated hereby are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state applicable to Compass or any of its Subsidiaries.

         SECTION 4.9 ACCOUNTING MATTERS. Neither Compass nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

         SECTION 4.10 LITIGATION. There are no material Proceedings pending, or to the knowledge of Compass or its Subsidiaries, threatened against Compass or its Subsidiaries or involving any of their respective properties or assets which are required to be disclosed, but have not been so disclosed, in filings required to be made with the SEC pursuant to the Exchange Act.

         SECTION 4.11 ABSENCE OF CERTAIN CHANGES. Since June 30, 2000, no event has occurred or circumstances arisen that, individually, or taken together, with all other facts, circumstances and events, would have required a filing with the SEC pursuant to the Exchange Act which has not been so filed.

         SECTION 4.12 REPRESENTATIONS NOT MISLEADING. No representation or warranty by Compass in this Agreement, nor any written statement or exhibit furnished to the Company under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

         SECTION 5.1 AFFIRMATIVE COVENANTS OF THE COMPANY. For so long as this Agreement is in effect, the Company shall, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement: (a) operate and conduct its businesses in the ordinary course of business;

         (b) preserve intact its corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

         (c) comply with all material contractual obligations applicable to its operations;

         (d) maintain all its properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Section 3.17 of the Company Disclosure Memorandum or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by it and consistent with the existing insurance coverages;

         (e) in good faith and in a timely manner (i) cooperate with Compass and Merger Sub in satisfying the conditions in this Agreement, (ii) assist Compass and Merger Sub in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and Merger Sub and the Company (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Company and any governmental agency or other third party, (iii) furnish information not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

         (f) comply in all material respects with all applicable laws and regulations, domestic and foreign;

         (g) between the date of this Agreement and Closing, promptly give written notice to Compass upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Company contained in or referred to in this Agreement to be untrue or misleading in any material respect;

         (h) deliver to Compass a list, dated as of the Effective Time, showing
(i) the name of each bank or institution where the Company has accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and
(iii) the name of each person authorized to draw thereon or have access thereto;

         (i) deliver to Compass a list, dated as of the Effective Time, showing all liabilities and obligations of the Company, except those arising in the ordinary course of its business, incurred since the Balance Sheet Date, certified by an officer of Company; and

         (j) promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass or Merger Sub pursuant to this Agreement.

         SECTION 5.2 NEGATIVE COVENANTS OF THE COMPANY. Except with the prior written consent of Compass or as otherwise specifically permitted by this Agreement, the Company will not from the date of this Agreement to the Closing:

         (a) make any amendment to its articles of incorporation or bylaws;

         (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Compass;

         (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

         (d) contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business;

         (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent);

         (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and except for the sale of the Company's investments to an unaffiliated third party, and the sale of the Company's furniture, fixtures and vehicles to Joel H. Wiens, subject to the requirements of pooling of interest accounting;

         (g) acquire, manage, lease or operate in any manner any real property other than the real property leased from the Firstate Bank, Kimball, Nebraska as of the date hereof;

         (h) except for regular salary increases and year-end bonuses granted in the ordinary course of business and consistent with prior practices, grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

         (i) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock out of Retained Earnings - "C" as set forth on the balance sheet of the Company as of July 31, 2000

         (j) acquire the capital stock or other equity securities or interest of any person;

         (k) make any capital expenditure or series of capital expenditures;

         (l) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

         (m) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business;

         (n) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Company;

         (o) make any investments, except in the ordinary course of business;

         (p) take or agree to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto;

         (q) acquire or establish any Subsidiary; or

         (r) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the Company and its directors under this Agreement or any related written agreement. Nothing contained in this Section 5.2 or in Section 5.1 is intended to influence the general management or overall operations of the Company in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                                  ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 ACCESS TO, AND INFORMATION CONCERNING, PROPERTIES AND RECORDS. During the pendency of the transactions contemplated hereby, the Company shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing, to all of the Company's properties, books, contracts, commitments and records, permit Compass to make such inspections (including without limitation physical inspection of the surface and subsurface of any property thereof and any structure thereon) as they may require and furnish to Compass during such period all such information concerning the Company and its affairs as Compass may reasonably request. All information disclosed by the Company to Compass which is confidential and is so identified to Compass as confidential shall be held confidential by Compass and its representatives, except to the extent counsel to Compass has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Company, Compass agrees to destroy or return to the Company all copies of such confidential information.

         SECTION 6.2 FILING OF REGULATORY APPROVALS. As soon as reasonably practicable, Compass and the Company shall use their reasonable efforts to file all notices and applications to the FRB, the Division, the Department, the Superintendent, and the FDIC which Compass deems necessary or appropriate to complete the transactions contemplated herein and all filings and notices required pursuant to the HSR Act and in requesting early termination of any applicable waiting period under the HSR Act. Compass shall be responsible for paying the filing fee for any filing or notices required pursuant to the HSR Act. Compass will deliver to the Company and its counsel, and the Company will deliver to Compass and its counsel, copies of all non-confidential portions of any such applications.

         SECTION 6.3 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Agreement, Compass and the Company agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass and the Company shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

         SECTION 6.4 BEST GOOD FAITH EFFORTS. All parties hereto agree that the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein on or before January 31, 2001.

         SECTION 6.5 EXCLUSIVITY. The Company agrees that it shall not, and shall cause its officers, directors, agents and advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties. The Company shall promptly advise Compass following the receipt by the Company of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Compass of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof. For purposes of this Section 6.5 an "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination or similar transaction involving the Company or any proposal or offer to purchase or acquire in any manner all or a majority of the voting ownership, beneficial ownership or right to vote securities in, or a majority of the assets or deposits of the Company other than the transaction contemplated by this Agreement.

         SECTION 6.6 PUBLIC ANNOUNCEMENT. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Company and Compass.

         SECTION 6.7 EXCHANGE AGREEMENT. Immediately prior to the Effective Time, the Company and Compass agree to enter into, and Compass agrees to cause Merger Sub to enter into, the Exchange Agreement with the Exchange Agent, or if the Exchange Agent refuses to serve as exchange agent, such other exchange agent as shall be mutually agreed to by the Company and Compass.

         SECTION 6.8 DIRECTOR AND OFFICER INDEMNIFICATION.

         (a) Following the Effective Time and for a period of five years thereafter, Compass shall indemnify, defend, and hold harmless the present and former directors, officers and employees of the Company (each, an "Indemnified Party") against all costs or expenses, including reasonable attorneys' fees, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, or investigative, arising out of actions or omissions accruing at or prior to the Effective Time) including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that the Company is permitted to indemnify (and advance expenses to) its directors, officers and employees under the Company's Articles of Incorporation and By-laws and indemnification agreements between the Company and its directors and officers, as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's, or employee's conduct complies with the standard set forth under the Company's Articles, By-laws, and other indemnification agreements between the Company and its directors and officers shall be made by independent counsel (which shall not be counsel that provides material services to Compass, the Company or the person seeking indemnification hereunder) selected by Compass and reasonably acceptable to such officer or director or employee. The indemnification provisions currently contained in the Articles of Incorporation, Bylaws and written agreements of the Company shall not be amended after the date hereof.

         (b) Any Indemnified Party wishing to claim indemnification under
Section 6.8(a) upon learning of any action, claim, suit, proceeding or investigation described above shall promptly notice Compass thereof; provided, that the failure to so notify shall not affect the obligations of Compass under
Section 6.8(a) unless and to the extent that Compass is actually prejudiced as a result of such failure.

         (c) If Compass or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provisions shall be made so that the successors and assigns of Compass shall assume the obligations set forth in this Section 6.8.

         SECTION 6.9 CERTAIN TAX MATTERS.

         (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The shareholders of the Company (the "Shareholders") shall prepare or cause to be prepared and file or cause to be filed all tax returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Shareholders shall include any income, gain, loss, deduction or other tax items for such periods on their respective individual tax returns in a manner consistent with the Schedule K-1s prepared for such periods. All tax returns described in this Section 6.9(a), in the absence of a controlling change in law or circumstance, shall be prepared on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which tax returns involving similar tax items have been filed.

         (b) COOPERATION ON TAX MATTERS. Compass, the Company and the Shareholders agree to give prompt notice to each other of any proposed adjustment to taxes for any Pre-Closing Taxable Period (as defined in Section 10.13(e)). Compass, the Company and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 6.9 and any audit, litigation, or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Shareholders agree to control the conduct of any audit, litigation or other proceeding for any Pre-Closing Taxable Period of the Company. The Company and the Shareholders further agree to cause the Company
(i) to retain all books and records with respect to tax matters relevant to the Company relating to any Pre-Closing Taxable Period until the expiration of the statute of limitations (and, to the extent notified by Compass or the Shareholders, any extensions thereof) of the respective Pre-Closing Taxable Periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Shareholders, as the case may be, shall allow the other party to take possession of such books and records. Compass and the Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (c) TAX SHARING AGREEMENTS. All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date, and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder, except that the Shareholders shall be entitled to tax distributions for income that is taxable to them up to the Closing Date.

         (d) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred (i) in connection with this Agreement (including any corporate-level gains tax triggered by the transactions contemplated by this Agreement), (ii) in respect to the Company for all Pre-Closing Taxable Periods and (iii) arising as a result of Section 1374 of the Code, shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, Compass will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation.

                                  ARTICLE VII.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) the receipt of regulatory approvals (including, without limitation, pursuant to the HSR Act), which approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by this Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration or early termination of any applicable waiting period with respect thereto or under the HSR Act; and

         (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction.

         SECTION 7.2 CONDITIONS TO THE OBLIGATIONS OF COMPASS AND MERGER SUB TO EFFECT THE MERGER. The obligations of Compass and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) all representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) the Company shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

         (c) there shall not have occurred a Material Adverse Effect with respect to the Company;

         (d) the directors of the Company shall have delivered to Compass an instrument in the form of Exhibit G attached hereto dated the Effective Time releasing the Company from any and all claims of such directors (except as to their rights of indemnification pursuant to the Articles of Incorporation, Association or Bylaws of the Company) and shall have delivered to Compass their resignations as directors of the Company;

         (e) the officers of the Company shall have delivered to Compass an instrument in the form of Exhibit G attached hereto dated the Effective Time releasing the Company from any and all claims of such officers (except as to accrued compensation permitted by their respective agreements with the Company and as to their rights of indemnification pursuant to the Articles of Incorporation, Association or Bylaws of the Company);

         (f) Compass shall have received the opinions of counsel to the Company acceptable to it as to the matters set forth on Exhibit D attached hereto;

         (g) Compass shall have received a letter from Arthur Andersen, LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;

         (h) the Company shall have no liabilities or outstanding expenses;

         (i) the Company shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Company of which the Company has knowledge from and including the date of this Agreement through the Effective Time;

         (j) Compass shall have determined, in its sole judgment, that the liabilities and obligations listed by the Company pursuant to Section 5.1(i) do not have a Material Adverse Effect;

         (k) the transactions contemplated by the Agreement and Plan of Merger among Compass, Compass Acquisition, Inc. and FirsTier Corporation dated as of August 23, 2000, as amended (the "Ancillary Agreement"), shall be simultaneously consummated herewith;

         (l) the Company shall have accrued and paid prior to the Effective Time all brokerage and professional fees relating to the transactions contemplated by this Agreement; and

         (m) Compass shall have received certificates dated the Closing executed by the Chairman of the Board and the Secretary of the Company certifying in such reasonable detail as Compass may reasonably request, to the effect described in
Section 7.2(a), (b), (c), (h) and (l).

         SECTION 7.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligations of the Company to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) all representations and warranties of Compass shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) Compass and Merger Sub shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time;

         (c) the Company shall have received the opinion of counsel to Compass and Merger Sub acceptable to it, as to the matters set forth on Exhibit E attached hereto;

         (d) the Company shall have delivered to the directors of the Company an instrument in the form of Exhibit H attached hereto dated the Effective Time releasing such directors from any and all claims of the Company (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors by Compass or Merger Sub in connection with the transactions contemplated by this Agreement;

         (e) there shall not have occurred a Material Adverse Effect with respect to Compass; and

         (f) the Company shall have received certificates dated the Closing, executed by appropriate officers of Compass and Merger Sub, respectively, certifying, in such detail as the Company may reasonably request, to the effect described in Section 7.3(a), (b) and (e).

                                 ARTICLE VIII.

                         TERMINATION; AMENDMENT; WAIVER

         SECTION 8.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

         (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Company;

         (b) by Compass

             (i) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Company contained in Article III which constitutes a Material Adverse Effect,

             (ii) if the Company Disclosure Memorandum is not delivered to Compass on or before October 27, 2000;

             (iii) if the Company Disclosure Memorandum is not acceptable to Compass;

             (iv) if any of the conditions to Closing contained in Section 7.1 or 7.2 are not satisfied or waived by writing by Compass.

         (c) by the Company if the conditions to Closing contained in Section
7.1 or 7.3 are not satisfied or waived in writing by the Company;

         (d) by Compass or the Company if the Effective Time shall not have occurred on or before the expiration of nine months from the date of this Agreement or such later date agreed to in writing by Compass and the Company;

         (e) by Compass or the Company if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable;

         (f) by Compass if the Ancillary Agreement is terminated by any of the parties thereto.

         SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of Sections 8.2, 9.1, 10.1 and 10.8. Nothing contained in this
Section 8.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 8.3 AMENDMENT.

         (a) To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Company, Compass and, if required, Merger Sub at any time, but no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Company's shareholders hereunder without any required approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         (b) The parties hereto hereby agree to enter into an amendment of this Agreement for the purpose of adding Merger Sub as a party hereto, which amendment shall be made prior to any submission of this Agreement to shareholders of the Company for their approval. As a condition to the Company's entry into such an amendment, Merger Sub shall deliver to the Company a certificate in substantially the form of Exhibit F attached hereto.

SECTION 8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX.

                                    SURVIVAL

         SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive after the Closing.

                                   ARTICLE X.

                                  MISCELLANEOUS

         SECTION 10.1 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, attorneys' fees, accountants' fees, other professional fees and costs related to expenses of officers and directors of the Company, shall be paid by the party incurring such costs and expenses. Compass shall be responsible for paying the filing fee for any filing or notice required pursuant to the HSR Act. Each party hereto hereby agrees to and shall indemnify the other parties hereto against any liability arising from any such fee or payment incurred by such party.

         SECTION 10.2 BROKERS AND FINDERS. Except as set forth in the Company Disclosure Memorandum, all negotiations on behalf of Compass and the Company relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass, Merger Sub or the Company for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

         SECTION 10.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations or those of Merger Sub to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 10.4 FURTHER ASSURANCES. From time to time as and when requested by Compass or its successors or assigns, the Company, the officers and directors of the Company, or its Subsidiaries, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Company's or its

Subsidiaries' title to and possession of, all of their respective property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

         SECTION 10.5 ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.6 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 10.7 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if in person, by cable, telegram or telex or by telecopy, or five business days after mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to Compass or Merger Sub:

                  Charles E. McMahen
                  Vice Chairman
                  Compass Bank
                  24 Greenway Plaza
                  Houston, Texas  77046
                  Telecopy No.:  (713) 993-8535

                  Jerry W. Powell
                  General Counsel
                  Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama  35233
                  Telecopy No.:  (205) 933-3043

         with a copy to:

                  Annette L. Tripp
                  Locke Liddell & Sapp LLP
                  3400 Chase Tower, 600 Travis
                  Houston, Texas  77002
                  Telecopy No.:  (713) 223-3717
         if to the Company:

                  Joel H. Wiens
                  Western Management Corporation
                  11210 Huron
                  Northglenn, Colorado 80234
                  Telecopy No.:  (303) 450-5046

                  Timothy D. Wiens
                  FirsTier Corporation
                  11210 Huron
                  Northglenn, Colorado 80234
                  Telecopy No.:  (303) 450-5046

         with a copy to:

                  Reid A. Godbolt, Esq.
                  Jones & Keller, P.C.
                  1625 Broadway, Suite 1600
                  Denver, Colorado 80202
                  Telecopy No.:  (303) 573-0769

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 10.9 DESCRIPTIVE HEADINGS. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 10.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 10.12 INCORPORATION BY REFERENCES. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

         SECTION 10.13 CERTAIN DEFINITIONS.

         (a) "Subsidiary" or "Subsidiaries" shall mean, when used with reference to an entity, any corporation, fifty percent of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

         (b) "Material Adverse Effect" shall mean any event, change, circumstance, or occurrence, together with any other event, change, circumstance, or occurrence, that has a material adverse effect on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, results of operations, or prospects of the Company (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole) excluding the impact of (A) changes in banking laws and other laws of general applicability, (B) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (C) changes in general economic conditions affecting banks and their holding companies generally, (D) actions or omissions of a party to this Agreement taken with the prior written consent of the other party to this Agreement, in contemplation of the transactions contemplated hereby, and (E) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges, in each case taken with the prior approval of Compass or the Company, as the case may be; provided further that; with respect to each of clause (A),
(B), or (C), to the extent that such change does not materially effect the affected party in a way that materially differs from the way the change affects other banking organizations.

         (c) "Knowledge" or "known" - An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the normal course of performing his duties. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer serving in the capacities set forth on Exhibit I hereto (or in any similar capacity) of the corporation or bank, has, or at any time had, knowledge of such fact or other matter. The Company is understood to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts or other matters in the statement qualified as "known" by, or the "knowledge" of, the Company.

         (d) "HSR Act" - the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to such act or any successor law.

         (e) "Pre-Closing Taxable Period" shall mean (i) any taxable period ending on or before the Closing Date and (ii) with respect to any taxable period beginning on or before the Closing Date and ending after the Closing Date, the portion of such taxable period that is on or before the Closing Date.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


ATTEST:                                 COMPASS BANCSHARES, INC.


By:   /s/ Jerry W. Powell               By:   /s/ Garrett R. Hegel
     --------------------                    ------------------------------
     Its:  Secretary                         Its:  Chief Financial Officer


ATTEST:                                 WESTERN MANAGEMENT CORPORATION

By:   /s/ Jerry W. Powell
     --------------------               By:   /s/ Joel H. Wiens
     Its:  Secretary                         ------------------------------
                                             Its:  President



         The undersigned Shareholder has executed this Agreement on the date hereof for the purpose of agreeing to be bound by the terms and provisions of
Section 6.9 of this Agreement.


                                              /s/ Joel H. Wiens
                                             ------------------------------
                                                  Joel H. Wiens

                                    EXHIBIT A

                     POOLING TRANSFER RESTRICTIONS AGREEMENT

         This Pooling Transfer Restrictions Agreement (this "Agreement") is executed and delivered this ____ day of October, 2000 by and between Compass Bancshares, Inc., a Delaware corporation ("Compass"), Western Management Corporation, a Nebraska corporation (the "Company"), and the undersigned shareholder of the Company (the "Shareholder").

         WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated October ____, 2000 ("Merger Agreement") pursuant to which the Company will be merged with an existing or to-be-formed subsidiary of Compass (the "Merger"), and

         WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the Company and the Shareholder and each other affiliate of the Company deliver to Compass an agreement in substantially the form hereof,

         NOW, THEREFORE, in consideration of Compass' agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

         1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Company's common stock, par value ____ per share ("Company Common Stock"), within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Company and Compass, he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger, except for pledges by the Shareholder of all or part of such Shareholder's Compass Common Stock acquired in the Merger to secure loans, provided the lender accepts any pledge of such Compass Common Stock subject to the terms of this Agreement. The Shareholder further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for Compass' accounting for the Merger as a pooling of interests, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations thereunder.

         2. The Shareholder further acknowledges and agrees that he will be subject to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, and agrees not to transfer any Compass Common Stock received by him in the Merger except in compliance with the applicable provisions of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder.

         3. The Shareholder agrees that the shares of Compass Common Stock to be issued to him in the Merger will bear a restrictive transfer legend in substantially the following form:

         The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated October ___ __, 2000 which restricts any sale or other transfer of such shares prior to the earlier to occur of (i) public release by Compass Bancshares, Inc. of 30 days of post-merger combined operations of Western Management Corporation and Compass Bancshares, Inc., or (ii) [insert due date of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required financial results.] The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Pooling Transfer Restrictions Agreement.

Compass agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in Section 1.

         4. The Company agrees and the Shareholder acknowledges and agrees that the Company will not permit the transfer of any shares of Company Common Stock by the Shareholder or any other Company affiliate within 30 days prior to the Effective Time.

         5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.


                                   COMPASS BANCSHARES, INC.


                                   By:
                                      -------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                          ---------------------------

                                   WESTERN MANAGEMENT CORPORATION


                                   By:
                                      -------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                          ---------------------------


                                   ----------------------------------
                                   Signature of Shareholder


                                   ----------------------------------
                                   Printed Name of Shareholder

                                    EXHIBIT B


                            EXCHANGE AGENT AGREEMENT

         This Exchange Agent Agreement, dated as of _____, 2001, is made and entered into by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), ________________, a Nebraska corporation ("Merger Sub"), Western Management Corporation, a Nebraska corporation ("Company"), and Continental Stock Transfer & Trust Company, a New York banking corporation ("Exchange Agent").

                                    PREAMBLE:

         Pursuant to the Agreement and Plan of Merger dated as of October ____, 2000 ("Merger Agreement") among Compass, Merger Sub and the Company, the Company shall, at the Effective Time, be merged with Merger Sub. The name of the surviving corporation shall be FirsTier Corporation ("Surviving Corporation").

         After the Effective Time, the outstanding shares of the Common Stock, par value $1___ per share (including for this purpose any shares of Common Stock which can be acquired upon the exercise of any warrant, option, right, convertible debt instrument or other security pursuant to which shares of Common Stock may be obtained (collectively, "Derivative Securities")), of the Company ("Company Common Stock") shall solely represent, in the aggregate, the right to payment by Compass of total Merger Consideration of ______________ shares of Compass common stock, par value $2.00 per share ("Compass Common Stock") (or cash in lieu of fractional shares), subject to the rights of qualified dissenting shareholders of the Company.

         The Company has requested Compass to designate the Exchange Agent in connection with the exchange (the "Exchange") of shares of Company Common Stock for shares of Compass Common Stock, subject to the terms and conditions hereof and of the Merger Agreement. The Exchange Agent will receive Company Common Stock delivered for exchange pursuant to the terms of the Merger Agreement, and will process such certificates representing Company Common Stock ("Certificates") and related documents. Compass desires that the Exchange Agent act in such capacity.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. APPOINTMENT OF EXCHANGE AGENT. Continental Stock Transfer & Trust Company is hereby appointed as the Exchange Agent for payment of the Merger Consideration to shareholders of the Company. Such appointment shall be in accordance with the terms and conditions set forth herein.

         2. CLOSING OF STOCK TRANSFER BOOKS. At the Effective Time, the Company's stock transfer books will be closed and no transfers shall be permitted.

         3. DUTIES OF EXCHANGE AGENT. The Exchange Agent is authorized and directed to perform the following functions contemplated by the Merger Agreement and the Letters of Transmittal (defined below):

            (a) DISTRIBUTION OF LETTERS OF TRANSMITTAL. The Exchange Agent shall mail to the holders of record of Company Common Stock, by first class United States mail, postage prepaid, copies of Letters of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 in substantially the form attached hereto as EXHIBIT A ("Letters of Transmittal"), and return envelopes to the Exchange Agent, at the earliest practicable time following the Effective Time. A form of Stock Assignment, Power of Attorney and Lost Stock Certificate Affidavit will be provided to the Exchange Agent for use by shareholders if necessary.

            (b) ACCEPTANCE OF CERTIFICATES.

            (i) The Exchange Agent will examine the Letters of Transmittal, Certificates and other documents and instruments delivered to the Exchange Agent by or on behalf of holders tendering Company Common Stock and shall determine whether (i) the Letters of Transmittal have been completed and executed properly, and are accompanied by proper evidence of authority, (ii) Certificates corresponding to the names of the registered holders, Certificate numbers and the number of shares represented thereby with the information set forth in the Company's shareholder and other records and which appear to be in negotiable, good delivery form, properly endorsed or accompanied by stock powers with transfer tax stamps or evidence of payment or exemption from transfer taxes affixed (where required), and (iii) signatures are guaranteed (where required), all in accordance with the terms and conditions of the Merger Agreement and the Letters of Transmittal. The Exchange Agent shall accept the executed Letters of Transmittal accompanied by Certificates which are surrendered in accordance with the provisions of the Merger Agreement. Such Certificates and Letters of Transmittal shall only be accepted by the Exchange Agent and eligible for payment hereunder if they have been properly executed and completed in accordance with the instructions contained in the Letters of Transmittal and, subject to the following sentence, if the person or persons surrendering such Certificates and Letters of Transmittal appear as a holder of record of the number of shares surrendered on the list of shareholders ("Shareholder List") supplied and certified to the Exchange Agent by the Company attached as EXHIBIT B hereto. In the event the Exchange Agent shall have any questions as to whether a Certificate and Letters of Transmittal have been properly executed and completed or whether the Certificates have been surrendered by the holder of record thereof, the Exchange Agent shall promptly refer such questions to Compass for resolution by Compass and the Exchange Agent shall be able to rely on the written instructions and decisions of any officer of Compass. Determination of all questions as to the proper completion or execution of the Letters of Transmittal or as to the proper form for transfer of the Certificates for Company Common Stock shall be made by Compass together with its attorneys, and such other persons as Compass shall designate, and such determinations shall be final and binding; provided, however, that the rejection by Compass of any Letters of Transmittal or Certificates deemed by Compass to be ineffective to transfer the Certificates shall not affect the right of any shareholder in or to his respective share of the Merger Consideration;

            (ii) If any defect or irregularity appears to exist in connection with a purported tender, the Exchange Agent will notify promptly the persons by whom the tender was made and will return all documents delivered in connection therewith or take such action as is necessary or advisable to cause such defect or irregularity to be cured;

            (iii) Tenders may be made only as set forth in the Letters of Transmittal;

            (iv) Letters of Transmittal, and facsimiles thereof submitted to the Exchange Agent, shall be marked by the Exchange Agent's designated officers to show the date and time of receipt and their review and acceptance thereof;

            (v) From time to time as requested by Compass, the Exchange Agent shall provide Compass with a list of shareholders who have properly tendered their Company Common Stock. In addition, the Exchange Agent shall inform Compass in writing of the number of shares of Company Common Stock which have been properly tendered and the number which have been improperly tendered to the Exchange Agent during the week then ended and on a cumulative basis through that day. The Exchange Agent shall provide Compass such other information concerning the Company Common Stock as it may reasonably request. Such communications should be sent to:

                            Compass Bancshares, Inc.
                            15 South 20th Street
                            Birmingham, Alabama 35233
                            Attn: Jerry W. Powell
                            Telephone No. (205) 933-3960

            (c) EXCHANGE FUND. In order to provide for payment of the Merger Consideration in accordance with the terms of the Merger Agreement, Compass, from time to time prior to or after the Effective Time, shall deposit or cause to be deposited with the Exchange Agent cash in an amount sufficient to make payments in lieu of fractional shares (the "Exchange Fund"). This Exchange Fund shall not be used for any purpose except as provided by this Agreement.

            (d) COMPASS COMMON STOCK. Merger Sub and the Company shall jointly advise the Exchange Agent as to the number of shares of Compass Common Stock to be distributed to each shareholder which shall be calculated by Merger Sub and the Company as follows:

                (i) COMPANY COMMON STOCK. Each holder of Company Common Stock shall receive Merger Consideration equal to ______ shares of Compass Common Stock for each share of Company Common Stock held immediately prior to the Effective Time.

                (ii) FRACTIONAL SHARES. For each fractional share of Compass
            Common Stock which would be delivered upon the surrender of Company Common Stock, each holder of Stock shall receive cash in an amount equal to the product of such fraction and $_____.

                As soon as practicable after acceptance of properly executed Certificates and accompanying Letters of Transmittal in accordance with the terms of paragraph 3(b) hereof, the Exchange Agent shall issue and mail certificates representing shares of Compass Common Stock to the shareholder surrendering such certificates. The Exchange Agent shall promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of the Certificates.

            (e) OTHER DUTIES OF EXCHANGE AGENT.

                (i) The Exchange Agent shall have no obligation to make payment for surrendered Certificates unless Compass shall have issued sufficient Compass Common Stock or caused such stock to be issued and shall have deposited or caused to be deposited in the Exchange Fund sufficient cash with which to pay all amounts due and payable for such shares.

                (ii) The Exchange Agent shall be regarded as having made no representations or warranties as to the validity, sufficiency, value or genuineness of any Certificates or the shares of Company Common Stock represented thereby, and the Exchange Agent shall not be deemed to have made any representations as to the value of such shares.

                (iii) The Exchange Agent may rely on and shall be protected in acting upon the written instructions of any officer of Compass or the Surviving Corporation with respect to any matter relating to its actions or duties hereunder; and the Exchange Agent shall be entitled to request further instructions from Compass or the Surviving Corporation, as appropriate, and to act in accordance therewith.

                (iv) The Exchange Agent may consult attorneys satisfactory to the Exchange Agent (including, without limitation, attorneys for Compass or the Surviving Corporation) and the written advice and opinion of such attorneys shall constitute full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

                (v) The Exchange Agent shall take all other actions which it or Compass deems necessary or appropriate under the terms of the Merger Agreement, the Letters of Transmittal and under the customs and practices normally applied to transactions of this type and appropriate to the proper transfer of the Company Common Stock and the proper maintenance of the Company's and Compass' shareholder books and records. Following payment in accordance with the terms hereof, the Exchange Agent shall forward to Compass all documents received by it in connection with tenders of Certificates (including Letters of Transmittal, telegrams, facsimile transmissions or letters representing tenders made without concurrent deposit of certificates) and the tendered Certificates prominently marked "CANCELLED" on the front thereof, via Federal Express or other means acceptable to Compass.

         4. ALTERATION OF INSTRUCTIONS. The Exchange Agent shall follow and act upon any written amendments, modifications or supplements to these instructions and upon any further instructions from Compass or the Surviving Corporation in connection with the Merger Agreement or any of the transactions contemplated thereby.

         5. INDEMNIFICATION OF EXCHANGE AGENT. Compass and the Surviving Corporation covenant and agree to indemnify the Exchange Agent and hold it harmless against any loss, liability or expense it may incur in the absence of negligence or bad faith on the part of the Exchange Agent arising out of or in connection with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liabilities in connection with this Agreement.

         6. COMPENSATION FOR SERVICES. Compass shall compensate the Exchange Agent for its services hereunder.

         7. PAYMENT OF AMOUNTS DUE DISSENTING SHAREHOLDERS. In the event that qualified dissenting shareholders of the Company exercise the rights afforded them under the Nebraska Business Corporation Act, such shareholders may be entitled to payment of an amount other than the Merger Consideration. Any payment for shares other than the Merger Consideration will be paid only upon the written instructions of the Surviving Corporation. The Exchange Agent may request and shall be provided additional funds from the Surviving Corporation in order to make any required payment to dissenting shareholders, and the Exchange Agent shall return to Compass any Merger Consideration which would have otherwise been payable to such persons. The Exchange Agent shall rely on the instructions of the Surviving Corporation as to all matters covered by this paragraph, including, without limitation, the time and amount of payment to dissenting shareholders.

         8. UNCLAIMED FUNDS. Any moneys or certificates deposited hereunder which shall remain unclaimed by the holders of shares of Company Common Stock for a period of six (6) months following the Effective Time shall, upon written request of the Surviving Corporation, be returned to Compass, plus interest earned on the cash portion thereof and the shareholders of Certificates not theretofore presented to and accepted by the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such Certificates.

         9. INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall deposit portions of the Exchange Fund only as directed or consented to in writing by the Surviving Corporation.

         10. AMENDMENT. Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated except in a writing signed by all of the parties hereto prior to the Effective Time or by Compass and the Exchange Agent after the Effective Time; provided, however, that no amendment shall be made if such modification shall reduce the amount of or eliminate the opportunity of any shareholder to receive his share of the Merger Consideration contemplated by the Merger Agreement.

         11. SECTION HEADINGS. The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

         12. GOVERNING LAW. THIS AGREEMENT AND THE APPOINTMENT OF THE EXCHANGE AGENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

         13. NOTICES. Notices under this Agreement shall be deemed given if made in writing and sent via prepaid first-class United States mail, or by nationally recognized overnight courier, to:

         If to Compass:

                  Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama 35233
                  Attn:  Jerry W. Powell
                   General Counsel

         If to the Exchange Agent:

                  Continental Stock Transfer & Trust Company
                  2 Broadway, 19th Floor
                  New York, New York 10004
                  Attn: Steven G. Nelson
                            Chairman of the Board


         If to the Company prior
         to the Effective Time:

                  Western Management Corporation
                  11210 Huron
                  Northglenn, Colorado 80234
                  Attn: Joel H. Wiens
                           Chairman

         And to:

                  FirsTier Corporation
                  11210 Huron
                  Northglenn, Colorado 80234
                  Attn:  Timothy D. Wiens
                           President

         If to Merger Sub or, following
         the Effective Time, the
         Surviving Corporation:

                  -------------------------
                  c/o Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama  35233
                  Attn:  Jerry W. Powell

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. CONFLICT. In the event the terms of this Agreement conflict with the terms and provisions of the Merger Agreement, the terms and provisions of the Merger Agreement shall be controlling.

         16. DEFINED TERMS. Capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized appointed officers on the date first written above.

                                    COMPASS BANCSHARES, INC.


                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                    WESTERN MANAGEMENT CORPORATION


                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                    CONTINENTAL STOCK TRANSFER & TRUST
                                    COMPANY


                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------




                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

Exhibit A - Form of Letters of Transmittal
Exhibit B - Shareholder List

                                    EXHIBIT C

                          POOLING OF INTEREST CRITERIA


ATTRIBUTES OF COMBINING ENTERPRISES

(a) Autonomy Condition. Each of the combining enterprises is autonomous and has not been a subsidiary or division of another enterprise within two years before the plan of combination is initiated.

(b) Independence Condition. Each of the combining enterprises is independent of the other combining enterprises.

MANNER OF COMBINING INTERESTS

(c) One-Year Rule. The combination is effected in a single transaction or is completed in accordance with a specific plan within one year after the plan is initiated.

(d) Common-Stock-for-Common-Stock-Condition. An enterprise offers and issues only common stock with rights identical to those of the majority of its outstanding voting common stock in exchange for substantially all of the voting common stock interest of another enterprise at the date the plan of combination is consummated.

(e) Change-in-Equity-Interests Condition. None of the combining enterprises changes the equity interest of the voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the dates the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges, and retirements of securities.

(f) Treasury-Stock Condition. Each of the combining enterprises reacquires shares of voting common stock only for purposes other than business combinations, and no enterprise reacquires more than a normal number of shares between the dates the plan of combination is initiated and consummated.

(g) Proportionate-Interest Condition. The ratio of the interest of an individual common stockholder to those of other common stockholders in a combining enterprise remains the same as a result of the exchange of stock to effect the combination.

(h) Voting-Rights Condition. The voting rights to which the common stock ownership interests in the resulting combined enterprise are entitled are exercisable by the stockholders; the stockholders are neither deprived of nor restricted in exercising those rights for a period.

(i) Contingency Condition. The combination is resolved at the date the plan is consummated and no provisions of the plan relating to the issue of securities or other consideration are pending.

ABSENCE OF PLANNED TRANSACTIONS

(j) The combined enterprise does not agree directly or indirectly to retire or reacquire all or part of the common stock issued to effect the combination.

(k) The combined enterprise does not enter into other financial arrangements for the benefit of the former stockholders of a combining enterprise, such as a guaranty of loans secured by stock issued in the combination, that in effect negates the exchange of equity securities.

(l) The combined enterprise does not intend or plan to dispose of a significant part of the assets of the combining enterprises within two years after the combination other than disposals in the ordinary course of business of the formerly separate enterprise and to eliminate duplicate facilities or excess capacity.

                                    EXHIBIT D

                         OPINIONS REQUIRED FROM COUNSEL
                                 TO THE COMPANY

         (i) the Company is a Nebraska corporation and is duly organized, validly existing and in good standing under the laws of the State of Nebraska. The Company has all requisite corporate power and authority to carry on its business as we know it to be conducted and to own, lease and operate its properties and assets as now owned, leased or operated. The Company is duly qualified and in good standing in each jurisdiction where qualification is required;

         (ii) the Company has all requisite power and authority to execute and deliver the Agreement and any other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of the Company to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iii) the authorized capital stock of the Company consists solely of 100,000 shares of Company Common Stock (as defined in the Agreement) of which ___________ shares are issued and outstanding (none of which are held in the treasury; all of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable; and to the best of our knowledge, none of such stock was issued in violation of the preemptive rights of any person;

         (iv) to the best of our knowledge, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies, or other agreements or commitments obligating the Company to issue any shares of, restricting the transfer of, or otherwise relating to shares of its capital stock of any class;

         (v) the execution and delivery by the Company of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of incorporation or association or bylaws of the Company, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment or decree, or any other restriction of any kind or character known to us to which the Company is a party or by which the Company or any of its respective assets or properties is bound, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to the Company, or its respective assets or properties;

         (vi) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained by Compass or Merger Sub, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by the Company of the Agreement;

         (vii) to the best of our knowledge, the Company is not a party to any Proceeding (as defined in the Agreement), nor to the best of our knowledge, is any Proceeding threatened against or affecting the Company;

         (viii) to the best of our knowledge, the Company is not in material default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located; and

         (ix) upon consummation of the transactions contemplated by the Agreement in accordance with its terms and upon filing of the Articles of Merger relating to the Merger by the Secretary of State of Nebraska, and upon filing by the Secretary of State of Nebraska of a Certificate of Merger the Merger will have been legally consummated in accordance with the laws of the State of Nebraska with the consequences specified in Section 21-20,133 of the Nebraska Business Corporation Act.

                                    EXHIBIT E

                         OPINIONS REQUIRED FROM COUNSEL
                            TO COMPASS AND MERGER SUB

             (i) Compass is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Compass is a financial holding company under the Bank Holding Company Act of 1956, as amended. Merger Sub is a corporation validly existing and in good standing under the laws of the State of Nebraska. Compass has all requisite corporate power and authority to carry on their business as now being conducted and to own, lease and operate its properties as now owned, leased or operated. Compass and Merger Sub are duly qualified and in good standing in the respective states where such qualification is required;

             (ii) Compass and Merger Sub each have all requisite power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of Compass and Merger Sub (or either of them) to execute and deliver the Agreement and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of each of Compass and Merger Sub enforceable against Compass and Merger Sub in accordance with its terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

             (iii) the shares of Compass Common Stock to be issued pursuant to the Agreement are validly issued, fully paid and nonassessable; and, to the best of our knowledge and except as contemplated by the Agreement, the shares of Compass Common Stock issued pursuant to the Agreement are not subject to any agreements or understandings to which Compass is a party with respect to the voting or transfer of such shares, are not subject to any agreements or understandings among any other parties with respect to the voting or transfer of such shares, and have not been issued in violation of the preemptive rights of any person;

             (iv) the execution and delivery by Compass and Merger Sub of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under
(a) the certificate of incorporation or bylaws of Compass or Merger Sub, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment of decree, or any other restriction of any kind known to us to which Compass or Merger Sub is a party or by which Compass or Merger Sub or any of their assets or properties is bound, the breach or violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole, and
(c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body applicable to Compass or Merger Sub or their respective assets or properties;

             (v) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by Compass and Merger Sub of the Agreement; and

             (vi) to the best of our knowledge, neither Compass nor Merger Sub is in violation of or default under the respective Certificates or Articles of Incorporation or Bylaws of Compass or Merger Sub or any agreement, document or instrument under which Compass or Merger Sub is obligated or bound, or any law, order, judgment, or regulation applicable to Compass or Merger Sub or any of their Subsidiaries, the violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole.

                                    EXHIBIT F

                           REPRESENTATIONS CERTIFICATE

         ____________ ("Merger Sub") hereby represents and warrants to the Company as follows. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger dated as of October ____, 2000 by and between Compass Bancshares, Inc. and Western Management Corporation (the "Agreement").

         1. Merger Sub is a corporation validly existing and in good standing under the laws of the State of Nebraska, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets, as now owned, leased or operated and to enter into and carry out its obligations under the Agreement.

         2. Merger Sub has full corporate power and authority and no further corporate proceedings on the part of Merger Sub are necessary to execute and deliver the Amendment to Agreement and Plan of Merger dated ___________, 2000 ("Amendment") and to consummate the transactions contemplated thereby, all of which have been duly and validly authorized by Merger Sub's' Board of Directors. The Amendment has been duly executed and delivered by Merger Sub and is a duly authorized, valid, legally binding and enforceable obligation of Merger Sub, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Merger Sub as may be required by statute or regulation. Except as set forth on the Schedule attached hereto, neither the execution, delivery nor performance of the Amendment in its entirety, nor the consummation of all the transactions contemplated thereby, following the receipt of such approvals as may be required from the SEC, the FRB, the FDIC, the Division, the Department, the Superintendent and the expiration or early termination of the waiting period under the HSR Act will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Merger Sub.

         3. No representation or warranty by Merger Sub in the Amendment, nor any statement or exhibit furnished to the Company or the Bank under and pursuant to, or in anticipation of the Amendment, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

               IN WITNESS WHEREOF, Merger Sub has executed this Certificate this _____ day of ____________, 2000.

                                 ------------------------------------------

                                 By:
                                    ---------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------

                                    EXHIBIT G

                                RELEASE OF CLAIMS

         THIS RELEASE OF CLAIMS ("Release") dated the __ day of __________, 2001, is executed and delivered by the person executing below to Western Management Corporation, a Nebraska corporation (the "Company").

         WHEREAS, Compass Bancshares, Inc. ("Compass") is to acquire the Company pursuant to that certain Agreement and Plan of Merger dated as of October ___, 2000, by and between Compass and the Company, as amended (the "Agreement"), whereby the Company will be merged with a wholly-owned subsidiary of Compass; and

         WHEREAS, Compass has required as a condition to such acquisition that the undersigned execute and deliver this Release to confirm the absence of any claims by the undersigned against the Company;

         NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

         Section 1. RELEASE. The undersigned hereby RELEASES and FOREVER DISCHARGES the Company from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the undersigned ever had, now has, or hereafter can, shall or may have against the Company, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that the Company shall not be released from any of their respective obligations or liabilities to the undersigned (i) in respect of accrued compensation permitted by any written agreement with the Company which is attached hereto as EXHIBIT A or which has been scheduled and made part of the Agreement; (ii) in connection with any indebtedness or contractual obligation or liability to the undersigned existing on the date hereof; and (iii) as to rights of indemnification pursuant to the Articles of Incorporation or Bylaws of the Company.

         Section 2. SUCCESSORS. This Release shall be binding upon the undersigned and his or her heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

         Section 3. GOVERNING LAW. This Release shall be governed by and construed in accordance with the laws of the State of Nebraska, without giving effect to Nebraska principles of conflicts of law.

         Section 4. COUNTERPARTS. This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         Section 5. MODIFICATION. This Release may be modified only by a written instrument executed by the undersigned and the Company.

         IN WITNESS WHEREOF, the undersigned has executed this Release effective as of the date first above written.


                                    -------------------------------------------
                                    Signature

                                    -------------------------------------------
                                    Printed Name


STATE OF COLORADO     )
                      )
COUNTY OF _______     )

         This instrument was acknowledged before me on ________, 2001 by
____________________.



                                -----------------------------------------------
                                Notary Public in and for the
                                State of Colorado


                                -----------------------------------------------
                                Notary's Name Typed or Printed


                                -----------------------------------------------
                                My Commission Expires:

                                    EXHIBIT A

                                    EXHIBIT H

                                RELEASE OF CLAIMS

         THIS RELEASE OF CLAIMS ("Release") dated the ___ day of ____, 2001, is executed and delivered by Western Management Corporation, a Nebraska corporation (the "Company").

         WHEREAS, the persons listed on EXHIBIT A attached hereto and made a part hereof constitute the duly elected directors ("Directors") of the Company and the Subsidiaries on the date hereof;

         WHEREAS, Compass Bancshares, Inc., a Delaware corporation ("Compass"), is to acquire the Company pursuant to that certain Agreement and Plan of Merger dated as of October ___, 2000 by and between Compass and the Company, as amended ("Agreement"), whereby the Company will be merged with a wholly-owned subsidiary of Compass; and

         WHEREAS, the Company has required as a condition to such acquisition that the Directors be released of any claims by the Company against the Directors;

         NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:

         Section 1. RELEASE. The Company hereby RELEASES and FOREVER DISCHARGES the Directors from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the Company ever had, now have, or hereafter can, shall or may have against the Directors, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that no Director shall be released from (i) any action arising from intentional fraud, deceit or willful misconduct in connection with the transactions contemplated by the Agreement or otherwise, or (ii) his or her obligations or liabilities to the Company in connection with any indebtedness or any contractual obligation or liability of such Director to the Company or the Subsidiaries existing on the date hereof.

         Section 2. SUCCESSORS. This Release shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Directors and their respective heirs, devisees, administrators, executors, successors and assigns.

         Section 3. GOVERNING LAW. This Release shall be governed by and construed in accordance with the laws of the State of Nebraska, without giving effect to Nebraska principles of conflicts of law.

         Section 4. COUNTERPARTS. This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         Section 5. MODIFICATION. This Release may be modified as to any Director only by a written instrument executed by the undersigned and such Director.

         IN WITNESS WHEREOF, the Company has executed this Release effective as of the date first above written.

                                  WESTERN MANAGEMENT CORPORATION


                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


STATE OF COLORADO       )
                        )
COUNTY OF ___________   )


         This instrument was acknowledged before me on ________, 2001 by ____________________, the ______________ of Western Management Corporation.


                                  ---------------------------------------------
                                  Notary Public in and for the
                                  State of Colorado


                                  ---------------------------------------------
                                  Notary's Name Typed or Printed

                                  ---------------------------------------------
                                  My Commission Expires:

                                    EXHIBIT A

                                    Directors

                                    EXHIBIT I

                             OFFICERS WITH KNOWLEDGE

                                  Joel H. Wiens

                                Timothy D. Wiens